                                                                    EXHIBIT 99.1

(J. ALEXANDER'S CORPORATION(R) LOGO)

                                                                    NEWS RELEASE
                                                                        AMEX:JAX


FOR IMMEDIATE RELEASE                                 CONTACT: R. Gregory Lewis
---------------------                                          (615) 269-1900


                  J. ALEXANDER'S CORPORATION ANNOUNCES RESULTS
                    FOR SECOND QUARTER AND FIRST HALF OF 2005

                       SECOND QUARTER NET INCOME RISES 71%
                          ON NET SALES INCREASE OF 3.7%

         NASHVILLE, TN., July 27, 2005 - J. Alexander's Corporation (AMEX: JAX) today announced operating results for the second quarter and first half of 2005.

         Lonnie J. Stout II, chairman, president and chief executive officer, said income before income taxes for the second period ended July 3, 2005 reached $1,296,000, up 55% from income before income taxes of $837,000 in the same period a year earlier. Net income for the second quarter of 2005 rose 71% to $984,000, or $ .14 per diluted share, on net sales of $30,953,000. In the year earlier reporting period, the Company's net income was $576,000, or $ .09 per diluted share, and net sales were $29,847,000.

         "We recorded solid gains in net income during the quarter and were able to maintain same store sales growth, although at a slightly lower pace than during the first period of 2005," Stout said. "By raising our menu prices and changing to a modified a la carte pricing format in early April, we were able to significantly lower our cost of sales percentage," he explained.

         Stout noted that while the Company's guest check average rose by over 7% and same store sales increased by 3.6%, guest count losses of approximately 4% were somewhat greater than expected and were of some concern, particularly in restaurants located in smaller markets.


                          ----------------------------
                3401 West End Avenue, Suite 260 - P.O. Box 24300
     Nashville, Tennessee 37202 - Phone (615) 269-1900 - Fax (615) 269-1999

J. Alexander's Corporation - Second Quarter 2005 - Page 2


          "We believe that our price increase and modified a la carte pricing have resulted in positive benefits to the Company," Stout observed. "During the recent quarter, these changes not only reduced our cost of sales to an acceptable level of 32.6% of net sales, but also helped offset increases in state minimum wages as well as increases in other operating expenses. Our restaurant margins climbed to 12.9% of net sales in the second quarter of 2005 from 11.8% of net sales in the reporting period a year ago."

         J. Alexander's Corporation had average weekly same store sales per restaurant of $89,000 in the quarter just ended, up 3.6% from $85,900 posted in the corresponding quarter of 2004. These same store sales results are based on 27 restaurants open for more than 18 months. The Company's average weekly sales per restaurant were $88,000 for the second quarter of 2005, up 3.8% from $84,800 recorded in the comparable quarter of the previous year.

         For the first six months of 2005, J. Alexander's Corporation recorded income before income taxes of $2,546,000, up from income before income taxes of $2,244,000 achieved in the first two periods of 2004. The Company's net income for the first half of 2005 reached $1,933,000, or $.28 per diluted share, an increase of 27% from net income of $1,524,000, or $.22 per diluted share, achieved in the same two quarters of 2004.

         J. Alexander's Corporation had average weekly same store sales per restaurant of $91,200 for the first six months of 2005. This represents a gain of 3.8% over average weekly same store sales per restaurant of $87,900 in the corresponding six months of 2004. These same store sales results are based on 27 restaurants open for more than 18 months. The Company's average weekly sales per restaurant for the first half of 2005 rose 4.2% to $89,700 from average weekly sales per restaurant of $86,100 recorded in the same two quarters of the previous year.

J. Alexander's Corporation - Second Quarter 2005 - Page 3


            "We do not expect our same store sales growth rate to increase appreciably for the next several months, and we could see further slowing," Stout said. "We expect that guest count decreases will remain in the 2% to 4% range.

         "Some of the restaurants in our smaller markets have experienced greater resistance to our pricing changes," he explained. "We are continuing to seek to increase the value perception of J. Alexander's products and service in these markets and will make additional menu modifications if we believe they would be helpful in improving our performance.

         "While we expect further pressure on operating costs, we believe that the steps we have taken will continue to have a positive impact on our sales and operating margins for the third and fourth quarters of 2005," he said. Stout added that the Company expects to open its 28th restaurant, now under construction, in the fourth quarter of the current year.

         J. Alexander's Corporation presently owns 27 J. Alexander's contemporary, upscale, American casual dining restaurants which place a special emphasis on food quality and professional service. The Company's restaurants are located in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company is based in Nashville, Tennessee.

         This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors. These risks, uncertainties and factors include the Company's ability to increase sales in certain of its restaurants, especially two of the newer restaurants that are not performing at satisfactory levels; changes in business or economic conditions, including rising food costs and product shortages; the number and timing of new restaurant openings and its ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by our new restaurants with our existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; changes in accounting standards, which may affect the Company's reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and the American Stock Exchange. These as well as other factors are discussed in detail in the Company's filings made with the Securities and Exchange Commission and other communications.

J. Alexander's Corporation - Second Quarter 2005 - Page 4


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       Quarters Ended             Six Months Ended
                                                   ----------------------      ----------------------
                                                    JULY 3        June 27       JULY 3       June 27
                                                     2005          2004          2005          2004
                                                   --------      --------      --------      --------
Net sales ....................................     $ 30,953      $ 29,847      $ 63,107      $ 60,636

Costs and expenses:
   Cost of sales .............................       10,104        10,194        20,868        20,395
   Restaurant labor and related costs ........        9,791         9,318        19,781        18,986
   Depreciation and amortization of restaurant
     property and equipment ..................        1,198         1,161         2,386         2,314
   Other operating expenses ..................        5,866         5,647        12,087        11,307
                                                   --------      --------      --------      --------
     Total restaurant operating expenses .....       26,959        26,320        55,122        53,002

General and administrative expenses ..........        2,326         2,177         4,616         4,366
                                                   --------      --------      --------      --------
Operating income .............................        1,668         1,350         3,369         3,268
Other income (expense):
   Interest expense, net .....................         (447)         (527)         (909)       (1,056)
   Other, net ................................           75            14            86            32
                                                   --------      --------      --------      --------
     Total other expense .....................         (372)         (513)         (823)       (1,024)
                                                   --------      --------      --------      --------
Income before income taxes ...................        1,296           837         2,546         2,244
Income tax provision .........................         (312)         (261)         (613)         (720)
                                                   --------      --------      --------      --------
Net income ...................................     $    984      $    576      $  1,933      $  1,524
                                                   --------      ========      --------      ========

Earnings per share:
   Basic earnings per share ..................     $    .15      $    .09      $    .30      $    .24
                                                   ========      ========      ========      ========

   Diluted earnings per share ................     $    .14      $    .09      $    .28      $    .22
                                                   ========      ========      ========      ========

Weighted average number of shares:
   Basic earnings per share ..................        6,469         6,443         6,465         6,440
   Diluted earnings per share ................        6,792         6,776         6,788         6,789

J. Alexander's Corporation - Second Quarter 2005 - Page 5


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES

                                                                   Quarters Ended              Six Months Ended
                                                                   --------------              ----------------
                                                               JULY 3         June 27        JULY 3       June 27
                                                                2005            2004          2005         2004
                                                                ----            ----          ----         ----

Net sales..............................................         100.0%         100.0%         100.0%      100.0%

Costs and expenses:
   Cost of sales.....................................            32.6           34.2           33.1        33.6
   Restaurant labor and related costs................            31.6           31.2           31.3        31.3
   Depreciation and amortization of restaurant
     property and equipment..........................             3.9            3.9            3.8         3.8
   Other operating expenses..........................            19.0           18.9           19.2        18.6
                                                                 ----           ----           ----        ----
     Total restaurant operating expenses.............            87.1           88.2           87.3        87.4

General and administrative expenses..................             7.5            7.3            7.3         7.2
                                                                  ---            ---            ---         ---
Operating income.....................................             5.4            4.5            5.4         5.4
Other income (expense):
   Interest expense, net............................             (1.4)          (1.8)          (1.4)       (1.7)
   Other, net........................................             0.2             --            0.1         0.1
                                                                 ----           ----           ----        ----
     Total other expense.............................            (1.2)          (1.7)          (1.3)       (1.7)
                                                                 ----           ----           ----        ----
Income before income taxes...........................             4.2            2.8            4.0         3.7
Income tax provision.................................            (1.0)          (0.9)          (1.0)       (1.2)
                                                                 ----           ----           ----        ----
Net income...........................................             3.2%           1.9%           3.1%        2.5%
                                                                 ====           ====          =====       =====

Note: Certain percentage totals do not sum due to rounding.


AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant..................         $88,000        $84,800        $89,700     $86,100
Percent increase.....................................           +3.8%                         +4.2%

Same store weekly sales per restaurant (1)...........         $89,000        $85,900        $91,200     $87,900
Percent increase.....................................           +3.6%                          +3.8


(1) Includes the twenty-seven restaurants open for more than eighteen months.

J. Alexander's Corporation - Second Quarter 2005 - Page 6



J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                           JULY 3     January 2
                                                            2005        2005
                                                           -------     -------
                                 ASSETS

Current Assets
      Cash and cash equivalents ......................     $ 4,795     $ 5,494
      Deferred income taxes ..........................       1,327       1,327
      Other current assets ...........................       4,271       4,501
                                                           -------     -------
         Total current assets ........................      10,393      11,322

Other assets .........................................       1,192       1,122
Property and equipment, net ..........................      72,679      72,425
Deferred income taxes ................................       3,236       3,236
Deferred charges, net ................................         775         814
                                                           -------     -------
                                                           $88,275     $88,919
                                                           =======     =======



                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities ..................................     $ 8,121     $10,757
Long-term debt and capital lease obligations .........      23,610      24,017
Other long-term liabilities ..........................       4,914       4,543
Stockholders' equity .................................      51,630      49,602
                                                           -------     -------
                                                           $88,275     $88,919
                                                           =======     =======


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